UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report May 12, 2015

Commission File Number:   00053238

Cemtrex Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

(631) 756-9116
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Cemtrex, Inc. (the “Company”) has appointed a new independent director, Shamik Shah, effective May 12th 2015. Shamik will serve on the Board of Directors (the “Board”) for a one year term.

Shamik Shah is currently a Derivatives Trader with Chicago Trading Company (“CTC”), specializing in Natural Gas futures and options. He has vast experience in various trading strategies, energy markets, electronic trading, and market making. Prior to working with CTC, he worked for a fund of funds at Rothschild providing analytics, research, and due diligence in hedge funds across multiple strategies. He is an avid investor with keen insight into stocks, options, and commodities markets. Shamik studied Finance and International Business at New York University's Stern School of Business.

The Board has determined that Shamik Shah satisfies the definition of “independent director” and the requirements for service on the Board's Audit Committee under the NASDAQ listing standards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: May 12, 2015

By:	/s/ Saagar Govil
Name: Saagar Govil
Title: CEO

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